Exhibit 10.11

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Warrant No. P-2/A

XINYUAN REAL ESTATE CO., LTD.

August 28, 2007

AMENDED AND RESTATED WARRANT TO PURCHASE

SERIES A CONVERTIBLE PREFERRED SHARES

This Amended and Restated Warrant is issued to EI Fund II China, LLC (the “Holder”) by Xinyuan Real Estate Co., Ltd., a company organized and existing under the laws of the Cayman Islands (the “Company”), in connection with the receipt by the Holder of Series A Convertible Preferred Shares, par value $0.0001 per share (“Preferred Shares”), of the Company pursuant to that certain Share Exchange and Assumption Agreement, dated as of April 9, 2007, by and among the Holder, the Company and the other parties thereto, pursuant to which the Company assumed and undertook to satisfy, perform, discharge and fulfill all of the covenants, terms, conditions, obligations and liabilities of Xinyuan Real Estate, Ltd., a company organized and existing under the laws of the Cayman Islands (the “Xinyuan Subsidiary”) under that certain Securities Purchase Agreement, dated as of August 22, 2006 (the “Purchase Agreement”), as amended, by and among the Holder, the Xinyuan Subsidiary and the other parties thereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

1. Exercise of Warrant. Subject to the terms and conditions set forth herein, the Holder shall be entitled, at any time during the Exercise Period, to purchase from the Company, at a price of $0.01 per share (the “Exercise Price”), up to that number of fully paid Preferred Shares that, if issued to the Holder on the date hereof, would result in the Percentage Interest of the Holder being equal to a fraction, expressed as a percentage, the numerator of which is $10,000,000 and the denominator of which is equal to (i) $80,717,000, minus (ii) the excess (if any) of $32,000,000 over 2007 Net Income, minus (iii) the excess (if any) of $48,000,000 over 2008 Net Income; provided, that if the resulting Percentage Interest is greater than 14.4%, the Percentage Interest of the Holder shall be deemed to be 14.4% for purposes of this calculation.

2. Termination of Warrant. The Exercise Period shall not commence, and this Warrant shall terminate and shall not be exercisable, if either (i) the Company consummates a Qualified Public Offering (as defined in the Amended and Restated Articles of Association of the Company) prior to March 31, 2008 or (ii) it is determined in accordance with Section 3 that the Profit Target has been achieved. The “Profit Target” shall be deemed to have been achieved if (i) both (A) 2007 Net Income equals or exceeds $32,000,000 and (B) the sum of 2008 Net Income plus the excess (if any) of 2007 Net Income over $32,000,000 equals or exceeds $48,000,000 or (ii) the sum of 2007 Net Income plus 2008 Net Income equals or exceeds $80,000,000.

3. Determination of Net Income

(a) 2007 Net Income. As soon as practicable, but in any event within 90 days after the end of the 2007 fiscal year, the Company shall deliver to the Holder (i) an income statement for such fiscal year, a balance sheet and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such financial reports to be on a consolidated basis for the Company and its subsidiaries, prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, and audited and certified by independent public accountants of nationally recognized standing selected by the Company and (ii) a certificate of the chief financial officer of the Company setting forth in reasonable detail the calculation of 2007 Net Income. The Holder shall have the right to object to the determination of 2007 Net Income in accordance with paragraph (c) below.

(b) 2008 Net Income and Profit Target. As soon as practicable, but in any event within 90 days after the end of the 2008 fiscal year, the Company shall deliver to the Holder (i) an income statement for such fiscal year, a balance sheet and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such financial reports to be on a consolidated basis for the Company and its subsidiaries, prepared in accordance with GAAP, consistently applied, and audited and certified by independent public accountants of nationally recognized standing selected by the Company and (ii) a certificate of the chief financial officer of the Company setting forth in reasonable detail the calculation of 2008 Net Income and the calculation showing the achievement (or not) of the Profit Target; provided, that if the Company fails to deliver such financial statements or such certificate within 120 days after the end of the 2008 fiscal year, the Profit Target will be deemed not to have been met, and the Exercise Period will commence on the business day next following such 120th day. The Holder shall have the right to object to the determination of 2008 Net Income or the achievement of the Profit Target in accordance with paragraph (c) below.

(c) Objection Procedure

(i) Unless the Holder gives written notice to the Company of its objection (an “Objection”) to the Company’s calculation of 2007 Net Income, 2008 Net Income or the achievement of the Profit Target within 30 days following its receipt of the applicable financial statements and accompanying chief financial officer’s certificate, the Company’s calculation shall be final and binding upon the parties for purposes of this Warrant. If the Holder waives in writing its right to deliver an Objection with respect to any such determination, the applicable determination shall be final and binding upon the parties as of the date of delivery of such waiver. Any Objection shall specify in reasonable detail the nature of any disagreement so asserted. Upon request of the Holder, the Company shall promptly provide a representative of the Holder such access to the books and records of the Company and its subsidiaries as are reasonably necessary to confirm the Company’s calculation of 2007 Net Income, 2008 Net Income or the achievement of the Profit Target, as the case may be, and the Holder agrees to maintain any such information in strict confidence (except for such disclosure to advisors or otherwise as appropriate in connection with the proceedings referred to below in clause (ii)). During the 15-day period following the delivery of an Objection, the Company and the Holder shall attempt in good faith to resolve any differences which they may have with respect to any matter specified in the Objection.

(ii) If at the end of such 15-day period, the Company and the Holder shall have failed to reach written agreement with respect to all matters specified in any Objection, any matter that remains in dispute shall promptly be submitted to an independent accounting firm of nationally recognized standing (the “Accountant”) designated by the Company and the Holder within ten days after the expiration of such 15-day period, or, if they cannot agree on an accounting firm, such dispute shall be promptly referred to the American Arbitration Association (the “AAA”) and an independent accounting firm of nationally recognized standing shall be appointed thereby. The Accountant shall consider only the matters specified in the Objection. The Accountant shall act promptly to resolve all matters specified in the Objection, and shall give its decision within 30 days after the referral of the matter to it. Upon resolution by the Accountant of all matters specified in the Objection, the Accountant shall determine the 2007 Net Income, the 2008 Net Income or whether the Profit Target has been achieved, as the case may be, on the basis of the matters it has resolved. The Accountant’s decisions and determinations with respect to all matters specified in the Objection and its determination as to whether the Profit Target has been achieved shall be final and binding upon the Company and the Holder. The costs and expenses of the Accountant shall be borne equally by the Company, on the one hand, and the Holder and any other holder of a substantially identical warrant originally issued as of the date hereof making a similar objection under such warrant (pro rata in accordance with the respective number of warrant shares issuable under each such warrant), on the other hand.

4. Negative Covenants.

Without limiting any other covenant of the Company to operate its business in the ordinary course of business consistent with past practice, under its Articles of Association and the Shareholders Agreement dated as of April 9, 2007, between the Company, the Holder and the other parties thereto, until the end of the Company’s 2008 fiscal year, the Company shall not:

(a) change any method of accounting or accounting practice or policy, other than those (i) required by GAAP, consistently applied during the relevant time period, (ii) pursuant to guidance provided by the Securities and Exchange Commission or other applicable regulatory authority, with the Holder’s consent, which consent shall not be unreasonably withheld, or (iii) as recommended by the Company’s independent auditors, with the Holder’s consent, which consent shall not be unreasonably withheld; and

(b) (i) give or offer discounts or provide other similar benefits, (ii) reduce, defer or capitalize expenses, or (iii) otherwise artificially affect the 2007 Net Income or the 2008 Net Income, except in the ordinary course of business consistent with past practice.

5. Definitions. As used herein, the following terms shall have the following meanings:

“2007 Net Income” means Consolidated Net Income for the 2007 fiscal year of the Company.

“2008 Net Income” means Consolidated Net Income for the 2008 fiscal year of the Company.

“Affiliate” means, with respect to any given person, any person controlling, controlled by or under common control with the given person. The term “control” (including the terms “controlling”, “controlled by,” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a specified entity, whether through the ownership of voting securities, by contract or otherwise.

“Consolidated Net Income” means, for any period, the consolidated net income of the Company and its subsidiaries for such period as set forth in the income statement included in the applicable financial statements deliverable to the Holder pursuant to Section 3(a) and 3(b), provided, that Consolidated Net Income (i) shall be limited to net income from continuing operations, and shall exclude nonrecurring items of income and gain that are treated as “extraordinary” under GAAP, and (ii) shall exclude items of income and gain arising out of transactions with Affiliates that are not on arm’s-length terms commercially available from unaffiliated third parties.

“Exercise Period” means the period beginning on the date (if any) that it is determined in accordance with Section 3 that the Profit Target has not been achieved and ending at 5:00 p.m., Hong Kong time on August 25, 2014, or if such date shall in Hong Kong, Special Administrative Region be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Hong Kong time the next following day which in Hong Kong, Special Administrative Region is not a holiday or a day on which banks are authorized to close.

“Percentage Interest” of the Holder means, as of the date of the Closing Date, the quotient obtained by dividing (i) the number of Common Shares then owned by the Holder on a fully-diluted and as-converted basis (giving effect to the conversion, exchange and exercise of all securities or rights of the Holder that are convertible or exchangeable into or exercisable for Common Shares) by (ii) the number of Common Shares then outstanding on a fully-diluted and as-converted basis (giving effect to the conversion, exchange and exercise of all securities or rights that are convertible or exchangeable into or exercisable for Common Shares).

6. Methods of Exercise

During the Exercise Period, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby by either of the following methods:

(a) Cash Exercise. The Holder may exercise, in whole or in part, the purchase rights evidenced hereby by:

(i) surrendering this Warrant, together with a notice of exercise in the form attached as Exhibit A hereto, to the Company at its principal offices; and

(ii) paying to the Company an amount in cash equal to the aggregate Exercise Price for the number of Preferred Shares being purchased.

(b) Net Exercise. Alternatively, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby by:

(i) surrendering this Warrant, together with a notice of exercise in the form attached as Exhibit A hereto, to the Company at its principal offices; and

(ii) receiving such lesser number of Preferred Shares calculated in accordance with the formula below representing the satisfaction of the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Preferred Shares being purchased.

In the event a Holder chooses to exercise the purchase rights evidenced hereby in accordance with this Section 6(b) (a “Net Exercise”), the Company shall issue to such Holder a number of Preferred Shares computed using the following formula:

X = [Y * (A-B)]/A

where:

X = the number of Preferred Shares to be issued to the Holder

Y = the number of Preferred Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of Preferred Shares for which this Warrant is being exercised (at the date of such calculation)

A = the fair market value of one Preferred Share (at the date of such calculation)

B = the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 6(b), the fair market value of a Preferred Share shall be the average of the closing prices of the Preferred Shares (or a number of Common Shares into which the Preferred Shares are convertible) quoted (i) in the over-the-counter market in which the Preferred Shares (or Common Shares) are traded, or (ii) on any exchange or electronic securities market on which the Preferred Shares (or Common Shares) are listed for trading, as applicable, for the 30 trading days prior to the date of determination of fair market value (or such shorter period of time during which such Preferred Shares (or Common Shares) were traded over-the-counter or on such exchange). If the Preferred Shares (or Common Shares) are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value of a Preferred Share shall be determined by dividing:

(i) the cash price at which a willing seller would sell and a willing buyer would buy all of the issued and outstanding Preferred Shares in a transaction negotiated at arm’s length by unaffiliated third parties, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion or time constraints, by

(ii) the number of then issued and outstanding Preferred Shares.

In the case of any determination of the fair market value of the Preferred Shares pursuant to this Section 6(b), fair market value shall not include any discount (i) by reason of such Preferred Shares representing a minority interest, or (ii) to reflect the fact that such Preferred Shares are illiquid and subject to the restrictions on transfer set forth in this Warrant and the Shareholders Agreement.

If the Company and the Holder cannot agree on the fair market value of a Preferred Share within 30 days after the date upon which the Holder surrenders this Warrant, together with a notice of exercise in the form attached as Exhibit A hereto, to the Company at its principal offices (the “Negotiation Period”), the valuation shall be made by an appraiser of nationally recognized standing designated jointly by the Company and the Holder within ten days after the expiration of the Negotiation Period or, if they cannot so agree on an appraiser, such dispute shall be promptly referred to the AAA and an appraiser of nationally recognized standing shall be appointed thereby. The valuation shall be made by such appraiser within 20 days of its designation by the AAA. Any valuation made by an appraiser under this Section 6(b) shall be determinative of such value and binding upon the Company and the Holder. The cost of such valuation shall be borne equally by the Company and the Holder, but each party shall bear its own legal expenses, if any, incurred in connection therewith.

(c) Partial Exercise. This Warrant may be exercised for less than the full number of Preferred Shares, in which case the number of Preferred Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or

Warrants of like tenor exercisable for the number of Preferred Shares as to which the Holder’s purchase rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder or his or its nominee (upon payment by the Holder of any applicable transfer taxes).

(d) This Warrant may be exercised upon surrender of this Warrant pursuant to the Notice provisions of Section 16 hereof to the Chief Financial Officer of the Company, No. 18 Xinyuan Road, Zhengzhou, Henan, People’s Republic of China 450011, Facsimile: +86-371-6565-1686 or such other person as the Company may designate, together with a duly completed and executed form of exercise attached hereto and, if applicable, payment of an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares then being purchased upon such exercise. The payment of the Exercise Price shall be in cash or by certified check or official bank check, payable to the order of the Company.

7. Certificates for Preferred Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Preferred Shares so purchased shall be issued and delivered by the Company to the Holder as soon as practicable thereafter, and in any event within ten days of the delivery by the Holder to the Company of the notice of exercise in the form attached as Exhibit A hereto, together with, in lieu of any fractional Preferred Share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 10.

8. Adjustment of Exercise Price and Number of Preferred Shares. The Holder and the Company agree that the adjustments provided for in this Section 8 are not intended to be duplicative of any corresponding adjustments provided for by the terms of the Preferred Shares issuable upon exercise of this Warrant, and accordingly no such duplicative adjustments shall be made hereunder. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Preferred Shares, by split-up or otherwise, or combine the Preferred Shares, or issue additional Preferred Shares as a dividend, the number of Preferred Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per Preferred Share, but the aggregate purchase price payable for the total number of Preferred Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization, Consolidation, Merger or Sale of Assets. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company to another corporation pursuant to which the holders of Preferred Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Preferred Shares, then, as a condition to such reclassification, reorganization, change, consolidation, merger or sale, the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of stock, securities, cash or other property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of Preferred Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any stock, securities, cash or other property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Preferred Share payable hereunder, provided the aggregate purchase price shall remain the same.

The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets in such sale shall assume, by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Preferred Shares, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities, cash or other property then issuable with respect to the Preferred Shares or the stock, securities, cash or other property, or the equivalent, issued to holders of Preferred Shares in accordance with such offer.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall provide the Holder with not less than 20 days’ prior written notice of the date on which the event requiring such adjustment is to take place and information, reasonably detailed, regarding the pertinent facts of such event, as well as the calculation of the adjusted Exercise Price and the adjusted number of Preferred Shares or securities, cash or other property thereafter purchasable upon exercise of this Warrant.

(d) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 8, except in the case of a combination of shares of a type contemplated in Section 8(a), and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 8(a).

(e) Officer’s Statement as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in this Section 8, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chief Financial Officer of the Company (or an officer holding a comparable position), showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment.

9. No Dilution or Impairment. The Company will not, by amendment of its memorandum or articles of association, or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of capital stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid shares of stock upon the exercise of this Warrant.

10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

11. Representations, Warranties and Covenants of the Company

(a) Corporate Actions. The Company represents and warrants to the Holder that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant have been taken.

(b) Issuance of Shares. The Company covenants that the Preferred Shares (and the Common Shares issuable upon exercise thereof), when issued pursuant to the exercise of this Warrant, will be duly authorized, validly issued, and fully paid, and free from all taxes, liens, and charges with respect thereto or the issuance thereof.

(c) Covenants as to Exercise of Warrant. The Company covenants that the Company will, at all times during the Exercise Period, have authorized a sufficient number of Preferred Shares (and Common Shares issuable upon exercise thereof) to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued Preferred Shares shall not be sufficient to permit exercise of this Warrant, or the number of authorized but unissued Common Shares shall not be sufficient to permit the conversion of the Preferred Shares issuable upon exercise hereof, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Preferred Shares (or Common Shares) as shall be sufficient for such purposes.

12. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) This Warrant and the Preferred Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the United States Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b) The Holder understands that this Warrant and the Preferred Shares issuable upon exercise hereof have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Preferred Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is able to bear the economic risk of the purchase of the Preferred Shares pursuant to the terms of this Warrant.

(e) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

13. Restrictive Legend. The Preferred Shares shall be stamped or imprinted with a legend in substantially the following form (unless registered under the Act or if the Holder delivers to the Company an opinion of counsel (who may be an employee of the Holder) reasonably satisfactory in form and substance to the Company, that the Preferred Shares do not require registration under the Act or any applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN

THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE OFFERING OF THESE SECURITIES HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE SECURITIES ADMINISTRATOR.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF APRIL 9, 2007, AS AMENDED, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SAID SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder (who may be an employee of the Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Act.

14. Warrant and Shares Transferable

(a) Subject to compliance with the terms and conditions of the Shareholders Agreement and this Section 14, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Preferred Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Preferred Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any U.S. federal or state or Cayman Islands securities law then in effect) of this Warrant or the Preferred Shares and indicating whether or not under the Act certificates for this Warrant or the Preferred Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Preferred Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 14 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Preferred Shares transferred in accordance with this Section 14 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(b) Notwithstanding anything to the contrary contained herein, the Holder may, at any time and from time to time, transfer this Warrant or any Preferred Shares acquired pursuant to the exercise of this Warrant and all rights hereunder and thereunder, in whole or in part, without charge to the Holder (except for transfer taxes) to any of the Holder’s shareholders, partners or members by way of distribution or dividend, or to one or more of the Holder’s Affiliates, so long as any such Affiliate is controlled exclusively by the entity making such transfer. Any such transfer shall solely require that the Holder give written notice thereof to the Company; for greater certainty, none of the terms and conditions set forth in Section 14(a) shall be applicable to any transfer governed by this Section 14(b).

15. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Preferred Shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Preferred Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

16. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth in the Shareholders Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: Chief Executive Officer), or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

17. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

18. Subdivision of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this Section 18) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Preferred Shares which may be subscribed for and purchased hereunder.

19. “Market Stand-Off” Agreement. The Holder hereby agrees that, during the period of time specified by the Company and an underwriter of Preferred Shares or other securities of the Company, following the effective date of (i) a registration statement of the Company filed under the Act, or (ii) a comparable offering document filed under the applicable laws and regulations of any foreign governmental authority, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Preferred Shares (or Common Shares issued upon conversion thereof) included in such registration or offering; provided, however, that:

(a) all officers and directors of the Company, and each person who holds one percent (1%) or more of the Company’s outstanding capital stock, enter into similar agreements;

(b) such market stand-off time period shall not exceed 180 days; and

(c) the foregoing agreement shall not prohibit privately negotiated transfers of Preferred Shares among the Holder and its Affiliates.

The Holder agrees to provide to the underwriters of any public offering such further agreements as such underwriters may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 19. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 19 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, (ii) a registration relating solely to a transaction under Rule 145 of the Act, or (iii) any offering which would the equivalent of clause (i) or (ii) under the applicable laws and regulations of any foreign governmental authority.

20. Change, Waiver, Etc. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

21. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

22. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

23. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Preferred Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

[Signature page follows]

Issued this      day of August 28, 2007.

XINYUAN REAL ESTATE CO., LTD.

By:
Name:	Zhang Yong
Title:	President

Acknowledged and Agreed:

EI FUND II CHINA, LLC

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To:	Xinyuan Real Estate Co., Ltd.

Attention: Chief Financial Officer

24. The undersigned hereby elects to purchase                      Series A Convertible Preferred Shares (“Preferred Shares”) pursuant to the terms of the attached Warrant.

25. The undersigned shall exercise the attached Warrant (i) by means of a cash payment, and tenders herewith, payment in full for the purchase price of the Preferred Shares being purchased, or (ii) by means of a Net Exercise in accordance with the terms of Section 3(b) of said Warrant, together with all applicable taxes, if any.

26. Please issue a certificate or certificates representing said Preferred Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

27. The undersigned hereby represents and warrants that the aforesaid Preferred Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 12 of the attached Warrant (including Section 12(e) thereof) are true and correct as of the date hereof.

(Signature)

(Name)
(Date)
(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                               the right represented by the attached Warrant to purchase                      Series A Convertible Preferred Shares of XINYUAN REAL ESTATE CO., LTD. to which the attached Warrant relates, and appoints                                  Attorney to transfer such right on the books of                     , with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: